Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Western Digital Corporation:
          We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 2-76179, 2-97365, 33-9853, 33-57953, 33-60166, 33-60168, 33-51725, 333-20359, 333-31487, 333-41423, 333-42991, 333-70413, 333-95499, 333-36332, 333-56738, 33-24585, 33-33365, 33-56128, 333-107227, 333-111130, 333-122475, 333-129813, 333-155661, and 333-163133) and S-3 (Nos. 33-51695, 333-36350, 333-49250, 333-70785 and 333-52463) of Western Digital Corporation of our reports dated August 11, 2011, with respect to the consolidated balance sheets of Western Digital Corporation and subsidiaries as of July 1, 2011 and July 2, 2010 and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended July 1, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of July 1, 2011, which reports appear in the July 1, 2011, Annual Report on Form 10-K of Western Digital Corporation.
/s/ KPMG LLP
August 11, 2011
Irvine, California